JOBY EXPANDS PARTNERSHIP WITH US DEPARTMENT OF DEFENSE

●Company signs expanded contract with DoD, increasing its potential value by more than $45m
●Full potential value of contract now more than $75m
●Engagement on flight test operations broadened to include the US Marine Corps

SANTA CRUZ, CA, Aug. 10, 2022 — Joby Aviation, Inc. (NYSE:JOBY), a California-based company developing electric vertical take-off and landing (“eVTOL”) aircraft, today announced an expansion of its existing contract with the U.S. Air Force’s Agility Prime program that increases the contract’s potential value by more than $45m.

Building on more than five years of engagement with defense agencies, the expanded contract leverages Joby’s years of research and technology development and will include new testing to evaluate Joby’s advanced technologies. It brings the potential value of the total contract to more than $75m.

The contract also widens the Company’s defense partnerships to include the U.S. Marine Corps, which will participate in government-directed flight tests and use case exploration, including resupply, relocation of personnel, and emergency medical response applications.

“As we work toward our goal of launching a passenger ridesharing service, we’re grateful for the support of our defense partners. This extension provides valuable support for our ongoing development efforts and allows our partners to see first-hand the potential for this aircraft in their future concept of operations” said JoeBen Bevirt, founder and CEO of Joby.

Joby’s engagement with government partners bolsters the Company’s primary goal of launching a commercial passenger service by providing access to testing facilities, early operational experience for government customers, and a partial offset to our research and development costs.

On August 3, 2022, Joby attended the White House Summit on Advanced Air Mobility, which convened industry, government agencies, and military personnel to discuss how to advance U.S. leadership in this critical, new technology area.

With the expansion of Joby’s contract, the Army, Navy, Air Force, and Marine Corps have all now identified eVTOL aircraft as a critical area of interest.

In 2020, Joby became the first eVTOL developer to receive military airworthiness approval for its pre-production prototype aircraft. With a maximum range of 150 miles, Joby’s piloted, emissions-free aircraft can transport four passengers at speeds up to 200 mph with a revolutionary quiet acoustics profile.
ABOUT JOBY AVIATION
Joby Aviation, Inc. (NYSE:JOBY) is a California-based transportation company developing an all-electric vertical take-off and landing aircraft which it intends to operate as part of a fast, quiet, and convenient service in cities around the world. To learn more, visit www.jobyaviation.com.
Forward Looking Statements
This release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the development and performance of our aircraft, the growth of our manufacturing capabilities, our regulatory outlook, progress and timing; our business plan, objectives, goals and market opportunity; and our current expectations relating to our business, financial condition, results of operations, prospects, capital needs and growth of our operations. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate”, “estimate”, “expect”, “project”, “plan”, “intend”, “believe”, “may”, “will”, “should”, “can have”, “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. All forward looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including: our ability to launch our aerial ridesharing service and the growth of the urban air mobility market generally; our ability to produce aircraft that meet our performance expectations in the volumes and on the timelines that we project, and our ability to launch our service beginning in 2024; the competitive environment in which we operate; our future capital needs; our ability to adequately protect and enforce our intellectual property rights; our ability to effectively respond to evolving regulations and standards relating to our aircraft; our reliance on third-party suppliers and service partners; uncertainties related to our estimates of the size of the market for our service and future revenue opportunities; and other important factors discussed in the section titled “Risk Factors” in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the “SEC”) on March 28, 2022, and in future filings and other reports we file with or furnish to the SEC. Any such forward-looking statements represent management’s estimates and beliefs as of the date of this presentation. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.
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